EX-99.23(g)(27)

                                  AMENDMENT TO
                              AMENDED AND RESTATED
                             MUTUAL FUND CUSTODY AND
                               SERVICES AGREEMENT


     This AMENDMENT dated the 30th day of December 2008, to the Amended and Restated Mutual Fund Custody and Service Agreement effective as of May 1, 2001 ("Agreement") by and between JNL Series Trust and JNL Investors Series Trust (each individually "Trust") and The Bank of New York Mellon (successor by operation of law to Mellon Trust of New England, N.A.) ("Custodian").

     WHEREAS, the Trust and the Custodian have entered into the Agreement;

     WHEREAS, in order to reflect a change in Authorized Persons to add Mark Anderson and Karen Buiter; and

     WHEREAS, in order to reflect a change in Officers to add Karen Buiter as Assistant Treasurer for JNL Series Trust and JNL Investors Series Trust; and to add Danielle Hernandez as Privacy Officer for JNL Investors Series Trust .

     NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows:

     1. To delete Appendix A of the Agreement and substitute it with Appendix A attached hereto.

     2. To delete Appendix B of the Agreement and substitute it with Appendix B attached hereto.

     3. Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

     4. The Trust and the Custodian hereby each represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Trust or Custodian to this Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.


JNL SERIES TRUST                            THE BANK OF NEW YORK MELLON
JNL INVESTORS SERIES TRUST


By: __________________________________      By: ________________________________
Name:    Mark D. Nerud                      Name:    ___________________________
Title:   President                          Title:   ___________________________

                                   APPENDIX A
                           LIST OF AUTHORIZED PERSONS


     I, Susan S. Rhee, the Secretary of the JNL Series Trust and the JNL Investors Series Trust, a business trust organized under the laws of the Commonwealth of Massachusetts (each individually, the "Trust"), do hereby certify that:

     The following individuals have been duly authorized as Authorized Persons to give Instructions on behalf of the Trust and each Fund thereof and the specimen signatures set forth opposite their respective names are their true and correct signatures:

NAME                                SIGNATURE

Mark Anderson                       ___________________________________________


Eric Bjornson                       ___________________________________________


Karen Buiter                        ___________________________________________


Garett Childs                       ___________________________________________


Kelly L. Crosser                    ___________________________________________


Steven J. Fredricks                 ___________________________________________


J. Kevin Kenely                     ___________________________________________


Daniel W. Koors                     ___________________________________________


Tracey McLaughlin                   ___________________________________________


Lynn Mouser                         ___________________________________________


Mark D. Nerud                       ___________________________________________


Michael Piszczek                    ___________________________________________


Susan S. Rhee                       ___________________________________________


                                    JNL SERIES TRUST
                                    JNL INVESTORS SERIES TRUST

                                    By:_________________________________________
                                    Name:  Susan S. Rhee, Secretary
                                    Dated: December 30, 2008

                                   APPENDIX B
                                 TRUST OFFICERS


     I, Susan S. Rhee, the Secretary of the JNL Series Trust and the JNL Investors Series Trust, a business trust organized under the laws of the Commonwealth of Massachusetts (each individually, the "Trust"), do hereby certify that:

     The following individuals serve in the following positions with the Trust and each individual has been duly elected or appointed to each such position and qualified therefore in conformity with the Trust's governing instrument and the specimen signatures set forth opposite their respective names are their true and correct signatures:

NAME                                POSITION                             SIGNATURE

Mark D. Nerud                       President, and                       ___________________________________________
                                    and Chief Executive Officer

Daniel W. Koors                     Vice President, Treasurer,           ___________________________________________
                                    and Chief Financial Officer

Michael Piszczek                    Vice President                       ___________________________________________


J. Kevin Kenely                     Vice President                       ___________________________________________


Karen Buiter                        Assistant Treasurer                  ___________________________________________


Susan S. Rhee                       Vice President, Secretary            ___________________________________________
                                    and Counsel

Kelly L. Crosser                    Assistant Secretary                  ___________________________________________


Steven J. Fredricks                 Chief Compliance Officer             ___________________________________________


Danielle A. Hernandez               Anti-Money Laundering Officer,       ___________________________________________
                                    and Privacy Officer (BOTH TITLES ARE
                                    FOR JNL INVESTORS SERIES TRUST ONLY)

                                                                         JNL SERIES TRUST
                                                                         JNL INVESTORS SERIES TRUST


                                                                         By:________________________________________
                                                                         Name:  Susan S. Rhee, Secretary
                                                                         Dated:  December 30, 2008